UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33156 (Commission File Number)	20-4623678 (I.R.S. Employer Identification No.)

350 West Washington Street
Suite 600
Tempe, Arizona 85281
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (602) 414-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement
Item 9.01	Financial Statements and Exhibits
Signatures
Exhibit 10.1
Fifth Amendment, dated as of June 3, 2015, to the Amended and Restated Credit Agreement, dated as of October 15, 2010, among First Solar, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

Item 1.01.    Entry into a Material Definitive Agreement

On June 3, 2015, First Solar, Inc. (the “Company”) entered into a Fifth Amendment (the “Amendment”) to the Amended and Restated Credit Agreement dated as of October 15, 2010, as amended by the First Amendment dated as of May 6, 2011, the Second Amendment dated as of June 30, 2011, the Third Amendment dated as of October 23, 2012, and the Fourth Amendment dated as of July 15, 2013, by and among the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the “Existing Credit Agreement”, and as amended by the Amendment, the “Amended Credit Agreement”). The Amendment provides for the conversion of the tranche B revolving commitments into tranche A revolving commitments, resulting in an aggregate amount of tranche A revolving commitments equal to $700,000,000 with a maturity date of July 15, 2018. The Amendment also effects certain changes to the restrictions and covenants set forth in the Existing Credit Agreement. Subject to certain conditions, the Company has the option to increase the commitments under the Amended Credit Agreement up to $900,000,000.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1
Fifth Amendment, dated as of June 3, 2015, to the Amended and Restated Credit Agreement, dated as of October 15, 2010, among First Solar, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.
(Registrant)

Dated: June 5, 2015	By:	/s/ MARK WIDMAR
	Name:	Mark Widmar
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1
Fifth Amendment, dated as of June 3, 2015, to the Amended and Restated Credit Agreement, dated as of October 15, 2010, among First Solar, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

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